TRANSLATION

    JUDr. Jaroslava Mala, public notary, with office in Most, Moskevska 1/14


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                                                                    NZ 15/96
                                                                     N 15/96

                                 FOUNDER'S DEED

                                   COUNTERPART



                                 NOTARIAL RECORD

written this twenty second day of January nineteen hundred and ninety six in front of me, JUDr. Jaroslava Mala, public notary, with office in Most, in the same place, i.e. at registered office of Severoceske teplarny a.s. in Most, J. Seiferta 2179.

Present are the participants, who have declared that they are fully competent to undertake all legal acts and whose identity was proved by valid official identity documents, namely:

1) Josef Vanzura, birth certificate number 43.06.08/102, residing in Jirkov, 5. kvetna 1512, General Manager of Severoceske teplarny, a.s. with registered office in Most, J. Seiferta 2179, Chairman of the Board of Directors of this joint-stock company, identification number 46708065, -----------------------------------------------------------

2) Zdenek Kozesnik, birth certificate number 53.02.26/106, residing in Liberec, U Libeny 605, member of the Board of Directors of Severoceske teplarny, a.s. -------------------------------------------------------

have made in front of me, public notary, the following statement to be recorded into this notarial record:

              a statement on founding a limited liability company:

F i r s t: Severoceske teplarny, a. s. with registered office in Most, ul. J. Seiferta 2179, identification number 46708065, are founding, as a sole partner, a limited liability company (s.r.o, in Czech - translator's note) ("company") in accordance with conditions given by this Founder's Deed
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Second:   The business name of the company is as follows:

          Litomerice  Testing  laboratory  of  heat  and  water meters, s.r.o.




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                                                                   Page two

T h i r d: Company's identification number: will be allotted by the court.

F o u r t h:
The  registered  office of the company is in:  Litomerice
                                               Kvytopne 1978 ------------------

F i f t h:
The scope of business is as follows:

         1.       Operating of the State Metrology Center
         2.       Repairs and installation of indicators and gauges
         3.       Purchase of goods to be sold and sale of goods.

S i x t h: The registered capital of the company amounts to 100,000 CZK (in words: one hundred thousand Czech Crowns).-------------------------------------

S e v e n t h: The founder will pay the company's entire registered capital cited in subsection "sixth" by the day of submitting the proposal for recording the company into the Commerical Register at the latest, in full amount to the account opened for this purpose at Komercni banka Most. -----------------------

E i g h t h: The first and sole executive of the company and its responsible representative in accordance with the Commercial Code is Mr. Karel Stejskal, birth certificate number 54.09.25/4400, residing at Dlouha 23, Litomerice. It follows that only Mr. Karel Stejskal will act and sign on behalf of the company in such a way that he puts his signature to the printed or written name of the company. ---------------------------------------------------------------------

The trustee of the paid investment contribution is also Mr. Karel Stejska1, birth certificate number 540925/4400, residing at Dlouha 23, Litomerice.
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N i n t h: Severoceske teplarny, a. s. as a sole partner,  performs the activity of the General Meeting. -------------------------------------------------------

T e n t h: The legal situation of the company is governed by stipulations of the Commercial Code under proviso that the executive is not authorized without the General Meeting's consent to perform the following acts and to take the following measures:------------------------------------------------------------

         a)  purchase, sale, renting or charge over company's property,--------
         b)  assumption of guarantor's obligations,----------------------------




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                                                                  Page three

         c) assumption of third party obligations in any form,-----------------
         d) assumption or granting loans and credits.--------------------------

E l e v e n t h: The company shall create the reserve fund amounting to 10 per cent of the registered capital. The reserve fund serves to covering the company's losses. -------------------------------------------------------------

T w e l v e t h: The extension of the  partnership  agreement by other partners:
Providing a natural person or a legal entity succeeds in acquiring an important part of the market for the company, then the founder will agree that this person or entity acquires a share in the company's registered capital at a nominal price.-------------------------------------------------------------------------

About the aforesaid, the notarial record was written out, read by the participants, approved by them and signed in front of me. ---------------------


                  Seal:  Severoceske teplarny       Vanzura s.s
                  joint-stock company               Kozesnik s.s.
                  M o s t



L. S.    Jaroslava Mala
         public notary s.s.


I affirm that the counterpart of this notarial record corresponds word-for-word with the original document of January 22, 1996 NZ 15/96 and it is assigned for Mr. Josef Vanzura, the General Director of Severoceske teplarny a.s. with registered office in Most, J. Seiferta 2179.-----------------------------------



                                    Seal     Jaroslava Mala s.s.
                                             public notary